UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
___________

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2011
___________

Northwest Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-24151	91-1574174
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

421 W. Riverside Avenue, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 456-8888
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)           Northwest Bancorporation, Inc. (the "Company") hereby discloses the retirement of Donald A. Ellingsen and Frederick M. Schunter from the Company's board of directors, effective May 16, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2011, the Company held its 2011 Annual Meeting of Shareholders (the "Annual Meeting").  The Company's shareholders approved each of the three proposals detailed in the Company's Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 15, 2011.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

FIRST:  The Company's shareholders elected three Directors of the Company for terms ending in the year 2014, as set forth below:

Name	For	Withheld	Broker Non-Votes

Dwight B. Aden, Jr.	1,615,279	12,282	603,349

Harlan D. Douglass	1,618,573	8,988	603,349

Freeman B. Duncan	1,614,648	12,913	603,349

SECOND:  The Company's shareholders approved an advisory (non-binding) resolution approving the Company's executive compensation, as set forth below:

For	Against	Abstain	Broker Non-Votes
1,596,840	24,946	5,775	603,349

THIRD:  The Company's shareholders ratified the appointment of Moss Adams LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011, as set forth below:

For	Against	Abstain	Broker Non-Votes
2,206,400	23,885	625	0

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BANCORPORATION, INC.
(Registrant)

May 17, 2011	By: /s/ Randall L. Fewel
Date	Randall L. Fewel
President and Chief Executive Officer